Exhibit 99.1

                               Corporate & financial news release

SCOTT’S LIQUID GOLD-INC. REPORTS FIRST QUARTER RESULTS

First Quarter 2021 Highlights:

•	Net sales of $9.4 million vs. $7.9 million in 2020

•	Net loss of $0.3 million (($0.02) per share) driven by COVID-related supply chain costs

•	Net cash from operating activities of $0.3 million vs. net cash used in operating activities of $0.6 million in 2020

GREENWOOD VILLAGE, COLORADO – May 14, 2021 – Scott’s Liquid Gold-Inc. (OTC: SLGD) today announced operating results for the three months ended March 31, 2021.

“The last 18 months have been a period of meaningful change for Scott’s,” said Dan Roller, Chair of the Board of Scott’s Liquid Gold-Inc. “Last year, the company transitioned to an asset-light model with the sale of its manufacturing assets and continued to optimize its portfolio of brands. And last month, Mark Goldstein retired as CEO after 43 years with the company. The Board was pleased to name Scott’s Board member and twenty-year veteran of the consumer products industry, Tisha Pedrazzini, and Scott’s CFO, Kevin Paprzycki, as Interim Co-Presidents to succeed Mr. Goldstein. The Board and management team are currently evaluating every aspect of our business, and we look forward to sharing more details about our strategy, plans, and long-term vision for Scott’s later this year.”

Ms. Pedrazzini said, “I have spent most of the first few weeks in my new role meeting with employees and speaking with customers. My initial findings cement what I have believed since the day I joined the Board. We have a strong portfolio of brands, a dedicated team, and fantastic distribution through our longstanding relationships with many of America’s top retailers. The Scott’s team is currently 100% focused on refining and beginning to execute on a strategy to strengthen our core and position us for sustainable growth.”

“We were pleased to see our revenue rebound over the course of the first quarter,” stated Mr. Paprzycki. “While net sales grew 20% year over year, our profitability was impacted by continued Covid-related supply chain challenges, including raw material cost increases and distribution disruptions. We are taking action to address our current operational challenges while also laying the groundwork for faster growth. We view 2021 as a transition year for Scott’s, as we are laying the groundwork to enhance our competitive position, drive growth, and maximize shareholder value.”

First Quarter Financial Results

In the first quarter of 2021, net sales increased 20% to $9.4 million compared to $7.9 million in the year ago quarter. The growth was driven by the acquisitions of Biz Stain Fighter and Dryel, which closed on July 1, 2020, and by a rebound in sales of Batiste Dry Shampoo, where sales approached pre-COVID levels at the end of the first quarter.

Our net loss of $0.3 million was primarily driven by increases in cost of sales and selling expenses with our production and distribution partners. These expenditures were driven by COVID-related supply chain disruptions and product delays as we expedited raw materials and finished goods to keep product available to customers and end consumers.

About Scott’s Liquid Gold-Inc.

Scott's Liquid Gold-Inc. and its trusted brands have been a part of consumers' lives for over 70 years. Our products deliver high-quality, proven results that are supported by best-in-class consumer ratings and reviews. Our portfolio includes some of the most trusted and recognized consumer brand names, including our namesake Scott’s Liquid Gold wood care products, as well as Kids N Pets, Dryel, Biz Stain Fighter, Denorex, Prell, and Alpha Skin Care. We are also the American specialty channel distributor for Batiste Dry Shampoo.

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2021	2020
Net sales	$9,433	$7,854
Cost of sales	5,296	4,390
Gross Profit	4,137	3,464
Gross Margin	43.9%	44.1%

Operating expenses:
Advertising	159	221
Selling	2,551	1,589
General and administrative	1,285	1,194
Intangible asset amortization	388	210
Total operating expenses	4,383	3,214
(Loss) income from operations	(246)	250

Interest income	-	1
Interest expense	(134)	(4)
(Loss) income before income taxes	(380)	247
Income tax benefit	100	30
Net (loss) income	$(280)	$277

Net (loss) income per common share
Basic	$(0.02)	$0.02
Diluted	$(0.02)	$0.02
Weighted average shares outstanding
Basic	12,618	12,462
Diluted	12,618	12,608

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except par value amounts)

	March 31,	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$1	$5
Accounts receivable, net	5,372	4,512
Inventories, net	4,726	3,988
Income taxes receivable	535	535
Prepaid expenses	562	596
Other current assets	-	112
Total current assets	11,196	9,748

Property and equipment, net	15	18
Deferred tax asset	881	784
Goodwill	5,280	5,280
Intangible assets, net	14,302	14,703
Operating lease right-of-use assets	2,922	2,985
Other assets	38	38
Total assets	$34,634	$33,556

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$3,197	$1,799
Accrued expenses	558	296
Current portion of long-term debt	1,000	1,000
Operating lease liabilities, current portion	247	249
Other current liabilities	67	67
Total current liabilities	5,069	3,411

Long-term debt, net of current portion and debt issuance costs	4,220	4,521
Operating lease liabilities, net of current	2,970	3,032
Other liabilities	121	127
Total liabilities	12,380	11,091

Shareholders’ equity:
Preferred stock, no par value, authorized 20,000 shares; no shares issued and outstanding	-	-
Common stock; $0.10 par value, authorized 50,000 shares; issued and outstanding 12,618 shares (2021) and 12,618 shares (2020)	1,262	1,262
Capital in excess of par	7,702	7,633
Retained earnings	13,290	13,570
Total shareholders’ equity	22,254	22,465
Total liabilities and shareholders’ equity	$34,634	$33,556

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(280)	$277
Adjustments to reconcile net (loss) income to net cash provided (used) by operating activities:
Depreciation and amortization	453	229
Stock-based compensation	69	36
Deferred income taxes	(97)	107
Change in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(860)	(951)
Inventories	(738)	429
Prepaid expenses and other assets	146	93
Income taxes receivable	-	(39)
Accounts payable, accrued expenses, and other liabilities	1,653	(768)
Total adjustments to net loss	626	(864)
Net cash provided by (used in) operating activities	346	(587)

Cash flows from investing activities:
Proceeds from sale of property and equipment	-	500
Purchase of property and equipment	-	(17)
Net cash provided by investing activities	-	483

Cash flows from financing activities:
Proceeds from revolving credit facility	8,730	-
Repayments of revolving credit facility	(8,830)	-
Repayments of term loan	(250)	-
Payments for debt issuance costs	-	(64)
Net cash used in financing activities	(350)	(64)

Net decrease in cash and cash equivalents	(4)	(168)

Cash and cash equivalents, beginning of period	5	1,094
Cash and cash equivalents, end of period	$1	$926

Supplemental disclosures:
Cash paid during the period for interest	$86	$4

Note Regarding Forward-Looking Statements

This news release may contain "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and the Company's subsequent Quarterly Reports on Form 10-Q and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent filings with the Securities and Exchange Commission.

Investor Relations Contact:

Kevin Paprzycki, CFO

303.576.6032